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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 File No. 333-75404 of our report dated February 3, 1999 relating to the consolidated statements of operations, of cash flows and of changes in shareholders' equity for the year ended December 31, 1998, which appears in Stillwater Mining Company's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1 to Registration Statement on Form S-3.


                                          PRICEWATERHOUSECOOPERS LLP

Denver, Colorado

February 7, 2002